Exhibit 10.9

SECOND AMENDMENT
TO
CREDIT AGREEMENT (18-MONTH)

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (18-MONTH) dated as of December 17, 2002 (this "Amendment") is dated as of July 21, 2003, by and between QUANTUM CORPORATION, a Delaware corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Letter of Credit Issuing Lender and Lender, FLEET NATIONAL BANK, as Lender, UNION BANK OF CALIFORNIA, N.A., as Lender, SILICON VALLEY BANK, as Lender, COMERICA BANK CALIFORNIA, as Lender, and each lender from time to time party hereto (collectively, "Lenders").

RECITALS

          A.     Lenders and Borrower are parties to a Credit Agreement (18-Month) dated as of December 17, 2002, as amended by a First Amendment to Credit Agreement (18-Month) dated as of January 31, 2003 (together, the "Credit Agreement").

          B.     Pursuant to the Credit Agreement, Borrower executed and delivered to Lenders certain promissory notes in the aggregate amount of One Hundred Million Dollars ($100,000,000).

          C.     Borrower has requested, and Administrative Agent and Lenders have agreed subject to satisfactions of the conditions set forth herein, to amend the Credit Agreement to add or modify certain definitions and to modify certain covenants of Borrower to: (i) permit an increase in the principal amount of Subordinated Debt of Borrower that may be outstanding for a period of time as specified herein in order to allow Borrower to issue new convertible subordinated notes and use the proceeds therefrom (together with funds required to be provided by Maxtor Corporation pursuant to the Maxtor Reimbursement Agreement (the "Maxtor Funds")) to redeem up to $287,500,000 of the Convertible Subordinated Debentures now outstanding (plus any redemption premium owing in connection with such redemption); (ii) permit Borrower to use up to $50,000,000 of cash to redeem the Convertible Subordinated Debentures to the extent that the net proceeds of the newly issued convertible subordinated notes are insufficient to redeem up to $287,500,000 of the Convertible Subordinated Debentures now outstanding (plus any redemption premium owing in connection with such redemption) in accordance with the Redemption Notice; (iii) reduce Borrower’s minimum Consolidated EBITDA requirement for the fiscal quarters ending June 29, 2003 and September 30, 2003; and (iv) modify the calculation of Borrower’s Consolidated EBITDA for Borrower’s fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 to permit Borrower to include in such calculation certain restructuring charges in an amount not to exceed $2,000,000 for the fiscal quarter ending September 30, 2003, and not to exceed $10,000,000 in the aggregate for all such fiscal quarters combined.

          D.     Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
AMENDMENTS TO CREDIT AGREEMENT

          This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor.  All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

          1.1    The following definitions are added to Section 1.01 (Defined Terms):

          ""New Convertible Subordinated Notes" means subordinated, convertible notes to be issued by the Borrower on or before August 15, 2003 that conform to all of the following:  (a) in a total principal amount of at least $150,000,000 but not to exceed $225,000,000; (b) bearing interest at a rate not in excess of 5% per annum; (c) subordinated in right of payment to the obligations of Borrower under the Credit Agreement and other Loan Documents at least to the same extent as the existing Convertible Subordinated Debentures and containing subordination provisions no less favorable to Administrative Agent and Lenders than those set forth in Schedule 7.13 or as otherwise approved by the Requisite Lenders and acknowledged by the Administrative Agent; (d) having a maturity date that is no earlier than seven (7) years after issuance; and (e) permitting no amortization of the principal amount of the obligations represented thereby prior to such maturity date."

""Refunding Period" means a period of sixty (60) days commencing with the first day on which the New Convertible Subordinated Notes are issued."

          ""Refunding Proceeds" means all of the proceeds of the issuance and sale of the New Convertible Subordinated Notes net of the costs and fees paid to or deducted by or on behalf of third parties in connection with issuance and sale of the New Convertible Subordinated Notes."

          1.2    The definitions of "Investment" and "Subordinated Debt" contained in Section 1.01 (Defined Terms) of the Credit Agreement are amended and restated in their entirety as follows:

          ""Investment" means, as to any Person, any investment by such Person, whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.  Notwithstanding the foregoing, the term "Investment" shall not include purchases of Convertible Subordinated Debentures or New Convertible Subordinated Notes made in compliance with Section 7.11 of this Agreement."

""Subordinated Debt" means the Convertible Subordinated Debentures, the New Convertible Subordinated Notes and any other subordinated debt permitted by Section 7.01."

          1.3    Section 7.01(j) of the Credit Agreement is amended and restated in its entirety as follows:

          "(j)     Subordinated Debt of Borrower to any Person, provided that (A) such Indebtedness contains subordination provisions no less favorable to Administrative Agent and Lenders than those set forth in Schedule 7.13 or as otherwise approved by Requisite Lenders and (B) the aggregate principal amount of all Subordinated Debt of Borrower outstanding (including the Convertible Subordinated Debentures and the New Convertible Subordinated Notes) does not exceed $525,000,000 during the Refunding Period and does not exceed $350,000,000 at any other time; and (C) the maturity date of the Subordinated Debt shall not be earlier than the Business Day next following the Maturity Date; and"

          1.4            Section 7.01(d) of the Credit Agreement is amended and restated in its entirety as follows:

"(d) Indebtedness of Borrower under the Convertible Subordinated Debentures and the New Convertible Subordinated Notes;"

          1.5    Section 7.11 of the Credit Agreement is amended and restated in its entirety as follows:

          "7.11  Certain Indebtedness Payments, Etc.  Neither Borrower nor any of its Subsidiaries shall pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Debt except as otherwise permitted under this Section 7.11; amend, modify or otherwise change the terms of any document, instrument or agreement evidencing Subordinated Debt such that such amendment, modification or change would (i) cause the outstanding aggregate principal amount of all such Subordinated Debt so amended, modified or changed to be increased as a consequence of such amendment, modification or change, (ii) cause the subordination provisions applicable to such Subordinated Debt to be less favorable to Administrative Agent and Lenders than those set forth on Schedule 7.13, (iii) increase the interest rate applicable thereto, or (iv) accelerate the scheduled payment thereof.  Borrower shall not cause or permit any of its obligations, except the obligations constituting Senior Indebtedness, to constitute "Designated Senior Indebtedness" under the Indenture governing the Convertible Subordinated Debentures or the indenture governing the New Convertible Subordinated Notes (it being understood that the Obligations of Borrower under this Agreement shall at all times constitute "Designated Senior Indebtedness" under both such indentures).  Notwithstanding the foregoing, Borrower may at any time:

3

          (1)  conduct an exchange offer (whether public, private or on a 3(a)(9) basis) for all or part of the Borrower’s Convertible Subordinated Debentures or the New Convertible Subordinated Notes for one or more of the following:  (a) new securities ("New Securities") that are subordinated in right of payment to the obligations of Borrower under the Credit Agreement and other Loan Documents at least to the same extent as the existing Convertible Subordinated Debentures or the New Convertible Subordinated Notes, as applicable; provided that (w) the aggregate annual interest obligation of Borrower under the New Securities shall be equal to or less than the aggregate annual interest obligation under the existing Convertible Subordinated Debentures or the New Convertible Subordinated Notes, as applicable, (x) the maturity date of the New Securities shall not be earlier than the maturity date of the existing Convertible Subordinated Debentures or the New Convertible Subordinated Notes, as applicable, (y) the total principal amount of the obligations represented by Borrower's Subordinated Debt shall not be increased by means of any exchange of the New Securities for all or part of the Borrower’s Convertible Subordinated Debentures or the New Convertible Subordinated Notes, as applicable, and (z) the New Securities shall not permit any amortization of the principal amount of the obligations represented thereby prior to the maturity of the existing Convertible Subordinated Debentures or the New Convertible Subordinated Notes, as applicable; or (b) new securities issued by Maxtor ("Maxtor Securities"), in the case of the Convertible Subordinated Debentures only; or

          (2)  redeem up to $287,500,000 of the existing Convertible Subordinated Debentures (plus any redemption premium owing in connection with such redemption) on or before September 30, 2003 in accordance with the redemption notices delivered to the holders thereof by August 15, 2003 ("Redemption Notice") with the Refunding Proceeds and the Maxtor Funds but only if the Refunding Proceeds are placed in trust with the Administrative Agent for the duration of the Refunding Period.  For purposes of the immediately preceding sentence, if the net proceeds of any New Convertible Subordinated Notes are insufficient to redeem up to $287,500,000 of the Convertible Subordinated Debentures (plus any redemption premium owing in connection with such redemption), Borrower shall be permitted to use up to but in no event more than $50,000,000 in cash in order to redeem up to $287,500,000 of the Convertible Subordinated Debentures (plus any redemption premium owing in connection with such redemption) in accordance with this Section 7.11."

          No exchange or series of exchanges of New Securities or Maxtor Securities for all or any part, or any redemption, of Borrower’s Convertible Subordinated Debentures pursuant to this Section 7.11 shall be deemed to permit any reduction in the amount of Maxtor's reimbursement obligations under the Maxtor Reimbursement Agreement except on a dollar-for-dollar basis to the extent that the obligations represented by Borrower's Convertible Subordinated Debentures are reduced by means of such exchange or series of exchanges or any redemption.  Notwithstanding any provision of this Section 7.11 to the contrary, Borrower may (A) convert, or honor a conversion request with respect to, any such Subordinated Debt into Equity Securities of Borrower in accordance with the terms thereof; (B) pay cash to holders of such Subordinated Debt in connection with such a conversion but solely to the extent representing the value of any fractional shares; (C) make payments of interest on such Subordinated Debt not in violation of the Subordination provisions of such Subordinated Debt; (D) pay the redemption premium, if any, owing in connection with any redemption of all or part of the Convertible Subordinated Debentures; (E) pay additional interest in an amount not to exceed 50 basis points per annum of the aggregate principal amount of the New Convertible Subordinated Notes to the extent due under the provisions of the New Convertible Subordinated Notes due to Borrower's failure to register such notes or shares of common stock into which the notes are convertible within the period or to keep such notes or shares registered for or during the periods specified in the indenture for the New Convertible Subordinated Notes or the Registration Rights Agreement; and (F) make other payments, repayments, redemptions, purchases, defeasance or other satisfaction of Subordinated Debt not to exceed $5,000,000 in the aggregate."

          1.6     Section 7.12(d) of the Credit Agreement is amended and restated in its entirety as follows:

          "(d)    Minimum Consolidated EBITDA.  Permit Consolidated EBITDA, determined as of the last day of any fiscal quarter of Borrower commencing with the fiscal quarter ending December 31, 2002, to be less than the following: (i) for the fiscal quarter ending December 31, 2002, $1.00; (ii) for the fiscal quarter ending March 31, 2003, $18,000,000; (iii) for the fiscal quarter ending June 29, 2003, $9,000,000; (iv) for the fiscal quarter ending September 30, 2003, $9,000,000; (v) for the fiscal quarter ending December 31, 2003, $12,500,000; and (vi) for the fiscal quarter ending March 31, 2004, $13,000,000.  For purposes of calculating Borrower’s Consolidated EBITDA as of the last day of the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 only, there shall be added to Borrower’s Consolidated Net Income an amount equal to the actual restructuring charges incurred in each such quarter by Borrower for facility and employee-related charges (to the extent such charges were deducted in calculating Borrower’s Consolidated Net Income); provided, however, that (x) the amount of such restructuring charges to be added to Borrower’s Consolidated Net Income for Borrower’s fiscal quarter ending September 30, 2003 shall not exceed $2,000,000, and (y) the aggregate amount of all such restructuring charges to be added to the Borrower’s Consolidated Net Income for Borrower’s fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004 combined shall not exceed $10,000,000 in the aggregate.

          1.7     The schedule appended hereto as Attachment 1 is substituted in place of and shall supersede Schedule 2 to the Compliance Certificate set forth in Exhibit B to the Credit Agreement.

          1.8     Section 8.01 of the Credit Agreement is amended to incorporate the following as an "Event of Default":

"8.01(m) Maxtor fails to pay to Borrower on or before August 1, 2004 all amounts owing pursuant to the Maxtor Reimbursement Agreement.

ARTICLE 2
CONDITIONS TO EFFECTIVENESS OF AMENDMENT

          2.1     The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of KeyBank National Association, as Administrative Agent under the Credit Agreement, in its sole discretion, of the following conditions precedent:

                    (a)    Borrower shall have executed and delivered to Administrative Agent this Amendment;

                    (b)    The Requisite Lenders shall have executed and delivered to Administrative Agent this Amendment;

                    (c)    Administrative Agent shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to its satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment; and

                    (d)    Administrative Agent shall have received such other documents, instruments or agreements as Administrative Agent may require to effectuate the intents and purposes of this Amendment.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

          Borrower hereby represents and warrants to Administrative Agent and Lenders that:

          3.1     After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct in all material respects as if made on the date hereof except to the extent such representations and warranties specifically refer to an earlier date in which case they shall be true and correct in all material respects as of such earlier date (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Event of Default under the Credit Agreement after giving effect to this Amendment.

          3.2     Borrower has the full corporate power and authority and legal right to make, deliver and to perform the obligations of its part to be performed under the Credit Agreement as amended hereby.  Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment.  No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.  This Amendment has been duly executed and delivered by Borrower, and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

          3.3     This Amendment and the Credit Agreement as amended hereby are, or upon delivery thereof to Administrative Agent will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

ARTICLE 4
MISCELLANEOUS

          4.1     The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.  Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

          4.2     Borrower agrees to pay Administrative Agent on demand for all reasonable expenses, including reasonable fees and costs of attorneys and costs of title insurance, incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth in the preamble hereto.

QUANTUM CORPORATION, a Delaware corporation, as Borrower
By:  /s/ Mary Springer
 Name: Mary Springer
 Title:  Treasurer

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent,
Letter of Credit Issuing Lender and Lender

By:  /s/ Robert W. Boswell
 Name: Robert W. Boswell
 Title:  Vice President

FLEET NATIONAL BANK, as Lender

By:  /s/ Greg Roux
 Name: Greg Roux
 Title:  Managing Director

UNION BANK OF CALIFORNIA, N.A., as Lender

By:  /s/ Sarabelle Hitchner
 Name: Sarabelle Hitchner
 Title:  Vice President

SILICON VALLEY BANK, as Lender

By:  /s/ Kevin Walsh
 Name: Kevin Walsh
 Title:  Vice President

COMERICA BANK CALIFORNIA, as Lender

By:  /s/ Rob Ways
 Name: Rob Ways
 Title:  Vice President